[LOGO OF OMRF]

                                    OKLAHOMA MEDICAL RESEARCH FOUNDATION
                                    825 Northeast 13th Street • Oklahoma Cily, OK 73104 •
                                    405/271-6673 Fax 4051271-3980 • 1-800-522-0211 (in state) •
www.omff.ouhsc.edu

LICENSE AGREEMENT

    This Agreement is made and entered into as of the 9th day of May, 2001, by and between the OKLAHOMA MEDICAL RESEARCH FOUNDATION, an Oklahoma nonprofit corporation ("OMRF"), 825 N.E. 13th Street, Oklahoma City, Oklahoma 73104; and PROTEOMTECH-YIBAI, INC. ("Licensee"), a corporation duly incorporated under the laws of Delaware, and maintaining offices at 800 Research Parkway, Oklahoma City, Oklahoma 73104.

    A. OMRF owns all rights in and to the Licensed Patents and the Licensed Technology.

    B. Licensee desires to obtain the right to use the Licensed Technology to make, have made, use, lease, sell, offer for sale and import the Licensed Products and to practice the Licensed Processes and to sell and perform the Licensed Services.

    NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions

As used herein:

    1.1 "Agreement" means this Agreement including all Exhibits attached to this Agreement together wi~ any written amendments of any of the foregoing.

1.2 "Effective Date" means the date first set forth above.

1.3 "Licensed Patent(s)" means the following United States Patent and Patent Applications: Provisional Patent Application Serial Number: 60/210,306, Xinli Lin, inventor, entitled "A Universal Method For Refolding Recombinant Proteins" and all patent applications, their divisionals, continuations, reissues, extensions, continuation-in-parts, reexaminations, and non-U.S, counterparts that are entitled to the benefit of the filing date of the above-identified provisional application, and all patents which issue from any of the foregoing.

1.4 "Licensed Process" means any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in the country in which the process is practiced.

1.5 "Licensed Products" means any product or part of a product which:

(a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in the Country in which the product or part of a product is made, used, offer for sale, sold, or imp~orted; or

(b) is manufactured using a Licensed Process.

1.6 "Licensed Servicgs" means services provided by utilizing a Licensed Process.

1.7 "Licensed Technology" means the Licensed Patents and all designs, technical information, know-how, knowledge, data, discoveries, inventions, specifications, test results and other information relating to the Licensed Patents and known to, or discovered by, and assigned to

OMRF prior to or during the term of this Agieement.

1.8 '~Noncommercial Purposes" means,research and educational purposes.

    1.9 "Commercial Purposes" means any purpose other than a Noncommercial Purpose, including sales of products, services, etc.

    1.10 "Licensee's Auditors" means the independent certified or chartered accountants regularly employed by Licensee to audit its accounts and certify its financial statements.

    1.11 "ProteomTech-YiBai Common Stock" means the common stock having $0.40 par value, of ProteomTech-YiBai, Inc.

2. Grant of License

    2.1 License. Subject to the license retained by OMRF in Paragraph 2.2 below and the other terms of this A~eement, OMRF hereby grants to Licensee:
            (i) the worldwide, exclusive right and license to use the Licensed Technology to make, have made, use, lease, sell, offer for sale and import the Licensed Products and to practice the Licensed Processes and to sell and perform Licensed Services during the term of this Agreement, except that the exclusive rights granted in this paragraph shall not include any rights related to aspartic proteases;

            (ii) .the worldwide, nonexclusive right to use aspartic proteases in which OMRF has proprietary rights on the date of this Agreement solely for Noncommercial Purposes during the term of this Agreement; provided, however, that Licensee shall not have the right to

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publish or otherwise disclose to any third party any information: (a) about any such proprietary rights, or (b) about, or learned or discovered in the course of, any such activities; and

            (iii) a perpetual, royalty-free, non-exclusive license to use for any purpose any Licensed Technology that is not the subject of a pending patent application or issued patent at the date upon which this Agreement terminates or is terminated pursuant to section 7.

    2.2 Retained License. OMRF retains on behalf of itself the perpetual, royalty-free right and license to practice the Licensed Teehrl'ology for Noncommercial Purposes.

    2.3 Sublicense Agreements. Licensee shall have the fight to enter into sublicensing agreements for the fights ands.licenses granted hereunder. Upon any termination of this Agreement, sublicensees' rights shall also terminate.

    2.4 Sublibensee Obligations. All sublicenses granted by Licensee shall provide that the obligations to OMRF of Licensee under seetio~ 3, 4, 6, 8, and 9 of this Agreement shall be binding upon sublicensee as if it were a party to this Agreement, and a copy of those sections of this Agreement shall be attached to all sublicense agreements.

    2.5 Sublicense Copies and Reports. LiCensee shall provide to OMRF (1) a copy of all sublicense agreements promptly after execution, and (2) annually, together with the reports required in section 4, copies of all reports received by Licensee from its sublicensees during the preceding twelve (12) month period.

    2.6 No Implied License. The license and right granted in this Agreement shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise as to any technology not specifically identified in this Agreement as "Licensed Patents" or "'Licensed Technology."

    2.7 Licensed Technology. During the term of this Agreement, OMRF shall disclose Licensed Technology to Licensee on an ongoing basis upon the reasonable request of Licensee.

3. Consideration ~.

    3.1 Equity, License Fee and Sublicense Fees. As consideration for the rights and licenses granted hereunder, Licensee shall make the following transfers and payments to OMRF during the term of this Agreement:

            (a) Licensee will issue to OMRF -- shares of Common Stock of Licensee, which number of shares Licensee represents is equal to 2 1/2% of the number of shares of Licensee outstanding on the date of this Agreement;

            (b) Licensee will issue additional equity securities to OMRF each time that Licensee issues any equity securities to any one so that at all times OMRF owns 2 1/2%.of the value of the Licensee;

            (c) License shall pay to Licensor One Hundred Thousand United States Dollars (US$100,000) within ten (10) days after the earlier of (a) September.30, 2001, or (b) receipt by Licensee of cash investments in Licensee cumulatively totaling the equivalent of at least Five Million United States Dollars (US$5,000,000); and

            (d) within thirty (30) days ~fier receipt of any payment from a sublicense hereunder, Licensee will pay OMRF five percent (5%) of such payment received during the first year after the Effective Date and ten percent (10%) of such payment received by Licensee after the first year after the Effective Date.

4. Reports

    4.1 Licensee will provide to OMRF-within thirty (30) days of December 31 of each year during the term of this Agreement copies of all financial reports presented to Licensee's Board of Directors during the previous twelve (12) month period and a copy of Licensee's Auditors' annual audit report.

5. Patent Prosecution and Patent Infringement

    5.1 Patent Prosecution. OMRF shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the patents and patent applications, as the case may be, included within the Licensed Patents that are specifically identified by patent number or application serial number in paragraph 1.4 of this Agreement. The prosecution and maintenance of all patent applications and patents within the Licensed Patents shall be the primary responsibility of OMRF; provided, however, that Licensee shall be afforded reasonable opportunities to advise OMRF and shall cooperate with OMRF in such prosecution and maintenance. Licensee shall reimburse OMRF for all out-of-pocket fees, costs and expenses paid or incurred by OMRF in filing, prosecuting and maintaining the Licen~'d Patents during the term of this Agreement. Licensee shall deliver such reimbursement to OMRF (or, if OMRF requests, directly to OMRF's patent counsel) within thirty (30) days after OMRF (or OMRF's counsel) notifies Licensee from time to time of the amount of such fees, costs and expenses which have been paid or incurred by OMRF. In addition, OMRF shall promptly advise Licensee of the grant, lapse, revocation, surrender, of any threatened invalidation or of its intention to abandon any patent or application within the Licensed Patents.

    5.2 Notice of Infringement. Licensee shall promptly notify OMRF of any alleged infringement of the Licensed Patents and of any available evidence of such .infringement.

    5.3 Suit By OMRF. OMRF shall have the right, but shall not be obligated, to commence suit for any infringement of the Licensed Patents, and Licensee agrees that OMRF may

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cause Licensee to join it as a party to any such suit at no expense to Licensee. The total cost of any such infringement action commenced or defended solely by OMRF shall be borne by OMRF, and OMRF shall retain any recovery or damages awarded in such action.

    5.4 Suit By Licensee. Licensee shall have the right, but shall not be obligated, to commence suit for infringement of the Licensed Patents only if the infringing activities giving rise to such suit come within the scope of activities exclusively licensed to Licensee under paragraph 2.1 (i). The total cost of any such infringement action commenced by Licensee shall be borne by Licensee, and Licensee shall retain any recovery or damages awarded in such action.

    5.5 Defense. In the event that a declaratory judgment action alleging invalidity, unenforceability or noninfringement of any of the Licensed Patents shall be brought against OMRF or Licensee, OMRF shal~ have the fight, but not the obligation, to defend such action. In the event of the institution of any suit by a third party against OMRF for patent infringement by a Licensed Product made, used, leased, sold, offered for sale or imported by Licensee, Licensee shall have the obligation to defend OMRF at Licensee's expense.

    5.6 Cooperation. In any suit or setilement negotiations either party may commence or defend pursuant to its fights under this Agreement in order to enforce or defend the Licensed Patents, the other party shall, at the request and expense of the party initiating or defending such suit or engaging in settlement negotiations, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

6. Con.fldentiali~.

    6.1 Maintenance of Confidentiality. Neither party will, without the express written consent of the other party in advance, for any reason or at any time either during or for a period of three years subsequent to the expiration or termination of this Agreement except as otherwise provided in this section, use (except as to Licensee in the course of practicing the licenses granted in this Agreement) or disclose (excep~t as to Licensee as is reasonable in the course of marketing and selling Licensed Products or Licensed Services, or Obtaining governmental approval to do so, as contemplated in this Agreement) to any person (including without limitation any direct.or~officer or employee of Licensee or OMRF who is not under an obligation of confidentiality substantially similar to the obligation contained herein) the Licensed Patents or Licensed Technology or any other information relating to the Licensed Products or the Licensed Services (hereinafter referred to as the "Proprietary Information"). This obligation of non-use and non-disclosure shall not extend to Proprietary Information:

(a) which can be demonstrated by the recipient of Proprietary Information to have been within its legitimate possession prior to the time of disclosure by OMRF;

(b) which was in the public domain prior to disclosure by the disclosing party, as evidenced by documents which were generally published prior to such disclosure;

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(c) which, after disclosure by the disclosing party, comes into the public domain through no fault of the recipient;

(d) which is disclosed to the recipient by a third party having legitimate possession thereof and the unrestricted right to make such disclosure; or

(e) which is disclosed by the recipient to a third party in connection with a valid business purpose and the third party executes a Confidentiality Agreement with Licensee containing obligations of confidentiality, substantially similar to the obligation contained herein, but prohibiting further disclosures.

    6.2 Prior Agreements. The provisions of this Agreement supersede and shall be substituted for any terms of any" prior confidentiality agreement between Licensee and OMRF which are not consistent with this Agreement.

7. Term and Termination

    7.1 Duration. Unless sooner terminated as otherwise provided in this Agreement, the term of this Agreement shall commence on the Effective Date and shall continue until the date of expiration of the last to expire of the Licensed Patents.

    7.2 Termination. Subject to paragraph 7.3, OMRF shall have the right to terminate this Agreement on the occurrence of any one or more of the following events:

(a) default by Licensee on delivery of stock provided for in paragraph 3.1;

Co) any assignment by Licensee of substantially all of its assets for the benefit of creditors subject to U.S. Bankruptcy Code section 365(n), as amended;

(c) placement of Licensee's assets in the hands of a receiver unless the receivership is dissolved within thirty (30) days thereafter subject to U.S. Bankruptcy Code section 365(n), as amended;

(d) the bre~h by Licensee of any other term of this Agreement.

    7.3 Exercise. OMRF may exercise its right of termination by giving Licensee, its trustees or receivers or assigns, sixty (60) days prior written notice of OMRF's election to terminate. Upon the expiration of such period, this Agreement shall automatically terminate unless the other party has previously cured the breach or condition permitting termination under the preceding paragraph, in which case this Agreement shall not terminate. Such notice and termination shall not prejudice OMRF's rights to any ProteomTech-YiBai Common Stock due hereunder prior to the date of termination and shall not prejudice any cause of action or claim of OMRF accrued or to accrue on account of any breach or default by Licensee.

7.4 Failure to Enforce. The failure of either party at any time, or for .any period of time, to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or the right of such party thereafter to enforce each and every such provision.

7.5 Termination by Licensee. Licensee may terminate, this Agreement at any time by givingOMRF ninety (90) days prior written notice of Licensee's election to terminate.

7.6 Effect. In the event this Agreement is terminated for any reason whatsoever, Licensee shall not have any right to return of any payments of any kind theretofore made by it-to OMRF pursuant to this Agreement. Each part3rshall return, or at the disclosing party's.direction destroy, all Proprietary Information of the disclosing party, retaining no copies, and refrain from using or publishing any portion of the other party's Proprietary Information. Upon termination of this Agreement, Licensee shah cease manufacturing, processing, producing, using, selling or distributing Licensed Products and Licensed Services; provided, however, that Licensee may Continue to sell in the ordinary course of business for a period of ninety (90) days reasonable quantities of Licensed Products which are fully manufactured and in Licensee's normal inventory on the date of termination if all monetary obligations of Licensee to OMRF have been satisfied. The provisions of sections 6, 8, and 9 of this Agreement shall remain in full force and effect notwithstanding any termination of this Agreement.

8. lndemni~cation and Insurance

    8.1 Indemnification. Licensee shall defend, indemnify, and hold harmless OMRF, its affiliates and their officers, directors, trustees and employees and all of their heirs, executors, administrators and legal representatives ("Indemnitees") from and against any and all claims, demands, loss, liability, expense or damage (including investigative costs, court costs and attorneys' fees) Indemnitees may suffer, pay or incur as a result of claims, demands or actions against any of the Indemnitees arising or alleged to arise by-reason of or in connection with any and all personal injury, economic loss and property damage caused or alleged to be caused or contributed to. in whole or in part by the manufacture, use, lease, sale or sublieense of Licensed Products or Licensed Services by Licensee or its sublicensees, whether asserted under a tort or contractual theory or any other legal theory.

    8.2 lnsuran~ce. Without limiting Licensee's indemnity obligations under the preceding paragraph, Licensee represents that before any Licensed Product or Licensed Service is sold commercially for human diagnostic or therapeutic use (other than for the purpose of obtaining regulatory approvals), there will be a liability insurance policy in force and agrees that Licensee shall maintain throughout the term of this Agreement and for at least ten (10) years after its termination for any reason a liability insurance policy that:

            (a) Insures Indemnitees for all claims, demands and actions mentioned in the preceding paragraph of this Agreement;

            (b) Includes a contractual endorsement providing coverage for all liability which may be incurred by Indemnitees in connection with this Agreement;

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    7.4 Failure to Enforce. The failure of either party at any time, or for .any period of time, to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or the right of such party thereafter to enforce each and every such provision.

    7.5 Termination by Licensee. Licensee may terminate, this Agreement at any time by givingOMRF ninety (90) days prior written notice of Licensee's election to terminate.

    7.6 Effect. In the event this Agreement is terminated for any reason whatsoever, Licensee shall not have any right to return of any payments of any kind theretofore made by it-to OMRF pursuant to this Agreement. Each part3rshall return, or at the disclosing party's.direction destroy, all Proprietary Information of the disclosing party, retaining no copies, and refrain from using or publishing any portion of the other party's Proprietary Information. Upon termination of this Agreement, Licensee shah cease manufacturing, processing, producing, using, selling or distributing Licensed Products and Licensed Services; provided, however, that Licensee may Continue to sell in the ordinary course of business for a period of ninety (90) days reasonable quantities of Licensed Products which are fully manufactured and in Licensee's normal inventory on the date of termination if all monetary obligations of Licensee to OMRF have been satisfied. The provisions of sections 6, 8, and 9 of this Agreement shall remain in full force and effect notwithstanding any termination of this Agreement.

8. lndemni~cation and Insurance

    8.1 Indemnification. Licensee shall defend, indemnify, and hold harmless OMRF, its affiliates and their officers, directors, trustees and employees and all of their heirs, executors, administrators and legal representatives ("Indemnitees") from and against any and all claims, demands, loss, liability, expense or damage (including investigative costs, court costs and attorneys' fees) Indemnitees may suffer, pay or incur as a result of claims, demands or actions against any of the Indemnitees arising or alleged to arise by-reason of or in connection with any and all personal injury, economic loss and property damage caused or alleged to be caused or contributed to. in whole or in part by the manufacture, use, lease, sale or sublieense of Licensed Products or Licensed Services by Licensee or its sublicensees, whether asserted under a tort or contractual theory or any other legal theory.

    8.2 lnsuran~ce. Without limiting Licensee's indemnity obligations under the preceding paragraph, Licensee represents that before any Licensed Product or Licensed Service is sold commercially for human diagnostic or therapeutic use (other than for the purpose of obtaining regulatory approvals), there will be a liability insurance policy in force and agrees that Licensee shall maintain throughout the term of this Agreement and for at least ten (10) years after its termination for any reason a liability insurance policy that:

            (a) Insures Indemnitees for all claims, demands and actions mentioned in the preceding paragraph of this Agreement;

            (b) Includes a contractual endorsement providing coverage for all liability which may be incurred by Indemnitees in connection with this Agreement;

            (c) Requires the insurance carrier to provide OMRF with no less than thirty (30) days written notice of any change in the terms or coverage of the policy or its cancellation; and

            (d) Provides Indemnitees product liability coverage in an amount not less than $10,000,000 single limit for bodily injury and property damage liability, subject to a deductible of not more than $1,000,000 occurrence.

    8.3 Notice of Claims. Licensee will promptly notify OMRF of all claims involving Licensed Products and Licensed Services and w~ll advise OMRF of the policy amounts that might be needed to defend and pay any such claims. In the event OMRF believes the sum of such policy amounts may exceed Licensee's total insurance coverage, OMRF may request and Licensee shall acquire additional coverage, not to exceed the amounts set forth in the preceding subparagraph of this Agreement, in order fully to protect OMRF as set forth above.

    8.4 Insurance After Termination. Licensee hereafter shall, during the term of this Agreement and for a period of ten (10) years after its termination for any reason, provide OMRF copies of liability policies which comply fully with this Agreement. If Licensee fails at any time to maintain insurance as required in this Agreement, OMRF may (but shall be under no obligation to) purchase its own policy providing all or any of the coverage and recover l~om Licensee the cost thereof, which shall be payable on demand.

    8.5 Compliance with Securities Laws. Licensee represents that any transfer of its securities to OMRF hereunder will be conducted in compliance with all applicable laws, including without limitation all applicable federal, state or foreign securities laws.

    8.6 lndemni.fication by Licensee. Licensee shall indemnify, defend and hold harmless Indemnitees against and with respect to all third party losses, damages, claims, liabilities or expenses (including reasonable attorneys' fees and expenses) paid by any of them in final settlement or final adjudication from which no appeal is or can be taken as a result of a third party claim as a result of, or arising out of, any violation, breach or nonfulfillment on the part of Licensee of any representation, warranty, covenant or agreement made by Licensee in this Agreement. OMRF or other indemnified party hereunder shall notify in writing Licensee promptly after it or fl~ey acquire actual knowledge of any action or claim against it or them hereunder which may give rise to liability of Licensee pursuant to this section, and the Indemnitees shall reasonably cooperate with Licensee in the defense or settlement, at

Licensee's expense.

9. Merchantability, Exclusion of Warranties, Limitation of Liability and Warranties

    9.1 Warranty. Licensee possesses the expertise and skill in the technical areas in which the Licensed Products and Licensed Processes are involved necessary to make, and has made, its own evaluation of the capabilities, safety, utility and commercial application of the Licensed Technology, Licensed Products and Licensed Processes.

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ACCORDINGLY, OMRF MAKES NO REPRESENTATION. OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED TECHNOLOGY, LICENSED PRODUCTS, LICENSED PROCESSES OR LICENSED SERVICES AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE

CAPABILITIES, SAFETY, UTILITY OR COMMERCIAL APPLICATION OF LICENSED TECHNOLOGY, LICENSED PRODUCTS, LICENSED PROCESSES AND LICENSED SERVICES.

Limitation of Liability.

(i) OMRF SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL OR OTHER DAMAGES SUFFERED BY LICENSEE OR ANY OTHERS RESULTING FROM THE USE OF THE LICENSED TECHNOLOGY, LICENSED PRODUCTS, LICENSED PROCESSES OR LICENSED SERVICES.

LICENSEE SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LOSSES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR LOSS OF VALUE OF EQUITY) SUFFERED BY OMRF OR ANY OTHERS RESULTNG FROM OR IN CONNECTION WITH THE LICENSED TECHNOLOGY, LICENSED PRODUCTS, LICENSED PROCESSES, LICENSED SERVICES, PROTEOMTECH-YIBAI COMMON STOCK OR THIS AGREEMENT.

    9.3 Representations and Warranties of Licensee. Licensee hereby makes the following representations and warranties to, OMRF, which representations and warranties, together with all other representations and warranties of Licensee in this Agreement, are true and correct on the Effective Date:

(a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

(b) All action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly taken, and this Agreement constitutes the valid and binding obligation of Licensee enforceable in accordance with its terms.

(c) There are no claims (relating to patent infringement or any other matters), actions, suits, proceedings, arbitrations or investigations pending or, to the best of Licensee's knowledge, threatened, against Licensee which if adversely determined would adversely affect the Licensed Patents or Licensed Technology (or the patentability thereof) or Licensee's ability to enter into or carry out this Agreement or use or license Licensed Patents or Licensed Technology.

(d) the shares of Common Stock issued to OMRF under this Agreement on the date hereof and the securities issued in the future by Licensee to OMRF from time to time shall be validly issued, fully paid and nonassessable, free and clear of any claims or restrictions of any kind except under federal and state securities laws.

    9.4 Representations and Warranties of OMRF. OMRF hereby warrants that it owns the entire right~ title .and interest in the Licensed Patents and Licensed Technology and that it has full power and authority to execute, deliver and perform this Agreement and the obligations hereunder. OMRF further warrants and represents that there is nothing in any third party agreement OMRF has entered into as of the Effective Date that will limit OMRF's ability to perform the obligations undertaken by OMRF hereunder, and that it will not enter into any agreement after the Effective Date that would incur any such limitations.

10. Miscellaneous and General

    10.1 Export Controls. Licensee acknowledges that OMRF is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and that its obligations hereunder are contingent on compliance with all applicable United States export and other laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency. OMRF neither represents that a license shall not be required nor that, if required, it shall be issued.

    10.2 Legal Compliance. Licensee agrees that it will comply with all applicable laws and regulations rela~ng to its manufacture, processing, production, use, advertisement, marketing, sale and di~tribution of Licensed Products and Licensed Services.

    10.3 Required Consents. Licensee shall obtain any and all licenses, permits, approvals or authorizations ("Required Consents") required by any governmental entity or agency having jurisdiction over the transactions contemplated by this Agreement. OMRF shall cooperate with, and provide reasonable assistance to, Licensee in obtaining the Required Consents; provided, however, that Licensee shall reimburse OMRF for all of OMRF's reasonable out-of-pocket expenses incurred in providing such assistance.

    10.4 Independent Contractor. Licensee's relationship to OMRF hereunder shall be that of a licensee only. Licensee shall not be the agent of OMRF and shall have no authority to act for or on behalf of OMRF in any matter. Persons retained by Licensee as employees or agents shall not by reason thereof be deemed to be employees or agents of OMRF.

    10.5 Patent Marking. Licensee agrees to mark the Licensed Products sold in the United States and, to the extent practical, identify all Licensed Services with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be .to the extent practical marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale. "

    10.6 Use of Names. Except as required by law, none of the names of OMRF or any of its officers, trustees, directors ~or employees may be used by Licensee in any manner for announcing, advertising, promoting or marketing of Licensed Products, Licensed Services, Licensed Processes or securities of Licensee unless the written permission of OMRF, or the individual, as the c~se may be, is obtained in adv.ance, except that Licensee may state that it is licensed by OMRF under one or more of the patents and/or applications comprising the Licensed Patents. Licensee may, however, use the name Of any employee of OMR-F who is a consultant or member of an advisory board of Licensee, with their permission, and provided, also, that their affiliation with OMRF is identified.

    10.7 Interpretation. The parties are equally responsible for the preparation of this Agreement, and in any judicial proceeding or arbitration the terms hereof shall not be more strictly construed against one party than the other.
    10.8 Place of Execution. This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the State of Oklahoma, U.S.A. This Agreement shall not become effective or binding upon OMRF until signed on its behalf by its President.

    10.9 Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of Oklahoma and the United States of America.

    10.10 Arbitr~'on. Subject to the right of either party to seek an injunction or other temporary relief, any controversy or claim arising out of or relating to this Agreement of the breach thereof will be settled by arbitration in Oklahoma City, Oklahoma, before and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered in that arbitration will be binding on the parties hereto, and judgment upon the award can be entered by any court having jurisdiction thereof..Without detracting from the generality of the foregoing, the following specific provisions also will apply:

(a) The proceedings will be held by a panel of three arbitrators, each party having the right to select one arbitrator, with the third to be selected in accordance with the Rules of the American Arbitration Association;

(b) The parties, by mutual agreement, can. also provide that all or part of the arbitration proceedings be held outside of Oklahoma City, Oklahoma; in this event, the parties will equally bear any specific expenses resulting from that decision;

(c) Before rendering their final decisions, the arbitrators will first act as friendly, disinterested parties for the purpose of helping the parties reach compromise settlements on the points in dispute; and

(d) The costs of the arbitration will"be in the discretion of the arbitrators, provided, however, that no party is obliged to pay more than its own costs, the costs of the arbitrator it has nominated, and the cost of the third arbitrator.

    10.11 Notices. All notices, statements and reports required or contemplated herein by one party to the other shall be in writing and shall be deemed to have been given upon delivery in person or upon the expiration of five (5) da3/s after deposit in a lawful mail depository in the country of residence of the party giving the notice, registered or certified airmail postage prepaid, and addressed as follows:

If to OMRF:

Attention: President
Oklahoma Medical Research Foundation
825 N. E. 13th Street
Oklahoma City, Oklahoma 73104
Facsimile: (405) 271-3980

With a copy (which shall not constitute notice) to:

John S. Pratt, Esq.
Kilpatrick Stockton LLP
Suite 2800
1100 Peachtree Street
Atlanta, GA 30309
Facsimile: (404) 815-6555

If to Licensee:

Attention: President
ProteomTech-YiBai, Inc.
800 Research Parkway
Oklahoma City, OK 73104
Facsimile: (405) 271-7180

    Either party hereto may change the address to which notices to such party .are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the party giving such notice obtains confirmation of transmission receipt. Notice made in this manner shall be deemed to have been given when such notice has been transmitted.

    10.12 Assignments and Inurement. Neither party shall sell, transfer, assign, or delegate in whole or in part this Agreement, or any rights, duties, obligations or liabilities under this Agreement (collectively "assign"), by operation of law or otherwise without the prior written consent of the other party; provided, however, either party shall have the right to assign all of its rights, duties, obligations and liabilities under this Agreement to any affiliate or other related entity, controlling, cgntrolled by or under common control with such party or in connection with any sale, merger, consolidation, recapitalization or .reorganization involving in each case the sale of all or substantially all of the capital stock of the party or the assets of such party to which this Agreement relates. This Agreement shall be binding upon and inure to the benefit of the • successors and permitted assigns of the parties hereto.

    10.13 Entire Agreement. This Agreement constitutes the entire agreement between OMRF and Licensee with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the parties hereto.

    10.14 Headings. The section and paragraph headings are for convenience only and are not a part of this Agreement.

    10.15 Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions' or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a legal, valid and enforceable provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a legal, valid and enforceable provision which will implement the commercial purpose of this Agreement, either party shall have the right to terminate this Agreement effective on notice.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

OKLAHOMA MEDICAL RESEARCH FOUNDATION

By: /s/ J. Donald Capra, M.D.
J. Donald Capra, M.D., President

PROTEOMTECH-YIBAI, INC.

By: /s/ Chao Gao, Ph.D.
Chao Gao, Ph.D., President